UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA		95052-8039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 1-408-727-5555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2015, the Board of Directors (the “Board”) of Applied Materials, Inc. (“Applied”) appointed Adrianna Ma to serve as a member of the Board and as a member of the Audit Committee of the Board, effective immediately.

Ms. Ma will receive the standard compensation applicable to non-employee directors: (1) an annual retainer of $65,000 (prorated based on her service during the year), in addition to a fee of $2,000 for each committee meeting attended, and (2) an automatic grant of a number of restricted stock units equal to $200,000, divided by the market value of Applied’s common stock on the date of her appointment, and prorated based on the period beginning on the date of Ms. Ma’s appointment and ending on the date of the 2016 Annual Meeting of Stockholders. The restricted stock units are scheduled to vest in full on March 1, 2016, subject to Ms. Ma’s continued service as a director through that date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc.
(Registrant)

Dated: December 18, 2015	By:	/s/ Thomas F. Larkins
Thomas F. Larkins
Senior Vice President, General
Counsel and Corporate Secretary